October 1, 2008 rental

Subject: October 1, 2008 rental

From: "Sandy Poslick"

Date: Wed, 24 Sep 2008 14:22:18 -0700

To:

CC:

Hi, Leeann and Jeanne, Leeann requested an update for the monthly rental on building 16 -wasn't sure if you both needed this information but decided to send to both of you anyway. The agreement between Powin and Tcip provides that the tenant improvements would be based on 75 cents per sq. ft. The measurements given to me by Mark Hemmingson (the contractor of the restroom) were 8x8=64 sq. ft. In addition, the bathroom is hooked up to the Sewer system. We are billed by the city of Tualatin for the sewer/water usage for the building and each tenant is then billed for his prorata share which is reconciled annually, Therefore commencing October 1, 2008 your monthly rental payment will be as follows.

Discounted rental (on original space)

$4,387.00

Tenant Improvements- 64 sq.ft. X .75 cents psf

  + 48.00

Total monthly discounted rental

$4435.00

Real Prop. Taxes

465.02

Insurance

175.46

Road Maintenance/storm

56.97

City of Tualatin-Sewer (restroom hookup)&

21.67

Water usage Bldg. 16

37.29

Cam

623.18

Grand total monthly due

$5,814.59

9/25/08, ck#1280

10/25/08, ck#1287

11.25.08, ck#1376 (12/1/08 - 12/31/08)

It you have any questions let me know. Sandy

12/24/08, ck#1392

01/23/09, ck#1416 (5814.59)

01/28/09, ck#1418 (63.55 = 105.48, 2008 prorata - 41.93 rent credit

1 of  1                                                                                                                                                                                               9/24/2008 2:45 PM

TRI-COUNTY INDUSTRIAL PARKS #6 LLC

8320 NE HWY. 99

VANCOU'VER, WA. 98665

TELEPHONE (360) 566-8192

FAX (360) 546-1737

January 21, 2009

Powin Corporation

6975 SW Sandburg Road #326

Tualatin OR 97223

RE: Reconciliation of real Property Taxes

Dear Tenant:

After the reconciliation for the 08-09 tax year for Tri-County Industrial Park, there is a balance due in the sum of $105.48.

Please remit the sum or $105.48 to our office with your February 2009 rent.

Copies of the tax billings for the 08-09 tax years are enclosed as well as a breakdown of assessments for each building at Tri-County Industrial Park.

For your information, following is the formula used to determine you pro rata share of the taxes due per the terms of your lease with Tri-County Industrial Parks #6 LLC.

Building Taxes

1.

Building 16 is 100 % of tax lot 1500

2.

Taxes due on Building 16 are $14,584.25

3.

Your pro rata share of the building 25.900%

4.

$14,584.25 X 25,900% = $3,777.32

Land Taxes

1.

Taxes on the land are $70.291.27

2.

Your percent of the land is 2.720%

3.

$70.291.27 x 2.720% = $1,911.92

Summary

Tenants tax due on building:

(2008-2009)

$

3,777.32

Tenants tax due on land:                                              (2008-2009)                $

1,911.92

Sub total

$

5,689.24

Less tax paid

(2007-2008)

$

3,603.83

Credit pro-rate 1/08-5/07/08

$

1,979.93

'Total Due

$

105.48

1/28/09, CK#1418 ($63.55)

Reconciliation of Real Property Taxes

According to this reconciliation, the following amount is due February 1, 2009 and each month thereafter until further notice:

Rent

$ 4,387.00

CAM

$    622.24

Taxes

$    474.10

Road Maintenance

$      56.68

Insurance

$    174.65

Water

$      37.29

Sewer

$        20.70

1/23/09, ck#1414)

Total Due

5,772.66 - 5814.59 = -41.93

1/28/09, ck#1418 credit

Prompt payment of this bill will be greatly appreciated. A 1 1/2%, monthly service charge, or the  maximum allowed by law, will be charged on the unpaid balance.

If you have any questions regarding the amount due, please feel free to contact me.

TRI-COUNTY  INDUSTRIAL PARK, INC.

By:/s/Tom Howie

Tom Howie,  Leasing Coordinator

Enclosures

Cc: Accounting